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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 19, 2000, except as to Note 4, which is as of January 9, 2001, relating to the financial statements and financial statement schedule of North American Scientific, Inc., which appears in North American Scientific, Inc.'s Annual Report on Form 10-K for the year ended October 31, 2000.

/S/ PRICEWATERHOUSECOOPERS LLP

Orange County, California
May 25, 2001

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EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS